Exhibit (23)(c)

CONSENT OF KPMG PEAT MARWICK LLP
------------------------------------------------------------------------------


Board of Directors
CoreStates Financial Corp

        We consent to the incorporation by reference in the Registration Statements of (i) First Union Corporation on:

                  Registration                                     Registration
                     Statement                                      Statement
     Form               Number                  Form                 Number
    ------     ----------------            -----------------   -----------------

      S-3           33-50103                    S-4                 333-20611
      S-3           33-61941                    S-3                 333-34151
      S-3          333-15743                    S-3                 333-35363
      S-3          333-17599                    S-3                  33-56927
      S-4          333-19039-01



(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of our report dated January 16, 1996, except as to Note 20, which is as of February 23, 1996, with respect to the consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 1995 (which report includes an explanatory paragraph which discusses that United Counties Bancorporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994), which reports appear in CoreStates Financial Corp's 1996 Form 10-K.















KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
November 26, 1997